UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

VITACOST.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	37-1333024
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500 Boca Raton, Florida	33487-3521
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.00001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-143926

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock of Vitacost.com, Inc. (the “Registrant”) set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-143926) as originally filed with the Securities and Exchange Commission on June 20, 2007, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description of Exhibit

3(i)(1)*	Amended and Restated Certificate of Incorporation of Vitacost.com, Inc.

3(i)(2)†	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

3(ii)††	Amended and Restated Bylaws of Vitacost.com, Inc.

4.1†	Specimen Vitacost.com, Inc. Common Stock Certificate

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Vitacost.com, Inc. filed on June 20, 2007 (File No. 333-143926).
†	Incorporated by reference to the identically numbered exhibit to Amendment No. 7 to the Registration Statement on Form S-1 of Vitacost.com, Inc. dated September 18, 2009 and filed September 21, 2009 (File No. 333-143926).
††	Incorporated by reference to the identically numbered exhibit to Amendment No. 5 to the Registration Statement on Form S-1 of Vitacost.com, Inc. dated and filed on August 24, 2009 (File No. 333-143926).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 22, 2009	VITACOST.COM, INC.

	By:	/s/ Ira P. Kerker
	Name:	Ira P. Kerker
	Title:	Chief Executive Officer